Exhibit 10.176

700 Corporate Park Drive Clayton, MO 63105 Phone: (314) 727-7070 Fax: (314) 746-0175 www.mySouthwestBank.com

December 20, 2007

Mr. Alan Pearce

Chief Financial Officer

Accentia Biopharmaceuticals, Inc.

324 S. Hyde Park Ave.

Tampa, FL 33606-4127

RE: $4,000,000 line of credit, Loan #956724001-71006

Dear Alan:

With this letter, Southwest Bank of St. Louis hereby extends the maturity date of the above referenced loan to March 31, 2008. We will follow up with a executable note in then near future, but until then, please reference this letter for any inquiries on the new maturity date.

Thanks again for all of your business with the Bank!

Sincerely,

/s/ Scott Z. Larson
Scott Z. Larson
Senior Vice President

Cc: Kurt Kientzle

Member FDIC